Exhibit 99.1

Local Bounti Completes Sale-leaseback Transaction, Provides Approximately $35 Million of Non-Dilutive Cash

Sale-leaseback of its two California facilities provides financing to support the Company’s growth plans

HAMILTON, Mont., May 3, 2023 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced that it has completed its sale-leaseback transaction with an internally managed net-lease real estate investment trust, for approximately $35 million. This transaction, combined with the previously announced additional financing of up to $110 million through an amendment to its credit facility agreements with Cargill Financial Services International, Inc. (“Cargill”), provides a total of up to $145 million to support Local Bounti’s growth plans and immediate efforts to increase production in order to meet accelerating demand for the Company’s products.

Kathleen Valiasek, Local Bounti’s Chief Financial Officer, said, “We are pleased to complete this non-dilutive transaction with an internally managed net-lease real estate investment trust. This cash, combined with proceeds available from our agreement with Cargill, provide us with over $58 million of capital to fund our operations. We are laser focused on executing our growth plan, further scaling up our operations and delivering locally grown fresh and delicious produce to consumers across the country.”

The Company has also entered into term sheets for up to approximately $90 million of debt funding from a licensed United States Department of Agriculture (USDA) lender. The Company intends to utilize these funds, if received, to reduce its use of construction financing and lower its cost of capital. The Company anticipates completing definitive documentation for an initial $35 million tranche with closing expected to occur in the second quarter of 2023, with the $55 million balance to be completed at a future date.

About Local Bounti

Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing over 10,000 retail doors with its two brands: Local Bounti® and Pete’s®. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti’s sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the Company’s ability to access additional capital when needed and on terms acceptable to the Company and the closing of additional debt financing from a licensed USDA lender. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to effectively integrate the acquired operations of Pete’s into its existing operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the recent acquisition of Pete’s or as the result of the incurrence of additional future indebtedness; restrictions contained in Local Bounti’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the transaction; Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as supplemented by subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.